                                                                          EX-2.5
 ______________________________________________________________________________

                            SHARE EXCHANGE AGREEMENT

                                     among

                      INTERNATIONAL CABLETEL INCORPORATED,

                                    B/G CO.,

                            BOOTH AMERICAN COMPANY,

                           COLUMBIA MANAGEMENT, INC.

                                      and

                                 ROBERT T. GOAD

                          Dated as of August 30, 1996

 ______________________________________________________________________________

TABLE OF CONTENTS                                                   Page
                                                                    ----
ARTICLE I

EXCHANGE OF INTEREST..............................................     2
     Section 1.1  Exchange of B/G's Interest in ECE...............     2
     Section 1.2  Consideration...................................     2

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ICT.............................     3
     Section 2.1  Organization Etc................................     3
     Section 2.2  Capitalization..................................     4
     Section 2.3  Authority.......................................     5
     Section 2.4  Consents and Approvals; No Violations...........     6
     Section 2.5  SEC Reports and Financial Statements............     7
     Section 2.6  Absence of Certain Changes......................     8
     Section 2.7  Litigation......................................     9
     Section 2.8  Tax Free Reorganization Matters.................     9

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF B/G.............................    10
     Section 3.1  Organization....................................    10
     Section 3.2  ECE Shares; Interests in ECE....................    10
     Section 3.3  Authority                                           11
     Section 3.4  Consents and Approvals; No Violations...........    11
     Section 3.5  Investment Purpose..............................    12
     Section 3.6  Litigation......................................    12
     Section 3.7  Tax Basis.......................................    13

ARTICLE IV

COVENANTS.........................................................    13
     Section 4.1  Legends.........................................    13
     Section 4.2  Restrictions on Sale............................    13
     Section 4.3  Registration Rights.............................    16
     Section 4.4  Registration Expenses...........................    20
     Section 4.5  Management Agreement............................    21
     Section 4.6  Covenant Not To Compete..........................   21
     Section 4.7  Non-Disclosure...................................   24
     Section 4.8  Contribution Agreement...........................   25
     Section 4.9  Mutual Releases..................................   25
     Section 4.10 Further Assurances.............................     27
     Section 4.11 Tax Matter Covenants; Expenses..................    27
     Section 4.12 Resignations....................................    28


ARTICLE V

OBLIGATIONS OF PARTIES AFTER THE DATE HEREOF......................    28
     Section 5.1  Survival........................................    28
     Section 5.2  Indemnification.................................    28
     Section 5.3  Claims..........................................    29

ARTICLE VI

MISCELLANEOUS.....................................................    32
     Section 6.1  Amendment.......................................    32
     Section 6.2  Extension; Waiver...............................    32
     Section 6.3  Notices.........................................    32
     Section 6.4  Counterparts....................................    33
     Section 6.5  Entire Agreement; No Third Party Beneficiaries..    34
     Section 6.6  Governing Law...................................    34
     Section 6.7  Specific Performance............................    34
     Section 6.8  Assignment......................................    34
     Section 6.9  Severability....................................    34

Schedule 2.2......................................................    38

          THIS SHARE EXCHANGE AGREEMENT is made as of the 30th day of August 1996, among INTERNATIONAL CABLETEL INCORPORATED, a Delaware corporation ("ICT"), B/G CO., an Indiana partnership ("B/G"), BOOTH AMERICAN COMPANY, a Michigan corporation ("Booth"), COLUMBIA MANAGEMENT, INC., an Indiana corporation ("Columbia"), and ROBERT T. GOAD, an Indiana resident ("Goad").

                              W I T N E S S E T H:
                              -------------------
          WHEREAS, each of ICT and B/G holds an interest in English Cable Enterprises, Inc., a Delaware corporation ("ECE");

          WHEREAS, ICT desires to acquire all of B/G's interest in ECE, and B/G desires to transfer all of such interest to ICT;

          WHEREAS, ICT desires to use shares of its common stock as consideration for its acquisition of B/G's interest in ECE;

          WHEREAS, Booth, Columbia and Goad are all of the partners (the "Partners") of B/G, which is being liquidated simultaneously with the execution of this Agreement; the Partners desire that the shares of ICT's common stock to be received by B/G pursuant to this Agreement be directly distributed to the Partners as provided herein; and

          WHEREAS, the transaction between the parties hereto is intended to qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code");

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                             EXCHANGE OF INTEREST

    Section 1.1 Exchange of B/G's Interest in ECE. Simultaneously with the
                ---------------------------------
execution hereof and subject to the terms set forth in this Agreement and in reliance upon the representations and warranties and agreements of ICT, B/G is assigning, transferring and delivering to ICT, and ICT is acquiring from B/G, good and valid title free and clear of all interests, liens, charges, encumbrances, equities, claims, assessments and options of whatever nature, to 9,330 shares of ECE Series B Common Stock, par value $.01 per share (such shares, which constitute all of the shares of ECE owned, directly or indirectly, by B/G, are known herein as the "ECE Shares").

      Section 1.2 Consideration. As consideration for the transfer of the ECE
                  -------------
Shares by B/G to ICT, subject to the terms set forth in this Agreement and in reliance upon the representations, warranties, and agreements of B/G and the Partners contained herein, ICT is issuing and delivering in the aggregate to the Partners, and the Partners are acquiring, good and valid title to, 1,415,000 shares (the "Issued Shares") of voting common stock, par value $0.01 per share, of ICT (the "ICT Common Stock"), allocated among the Partners as follows:

              Partner                  Issued Shares
              --------                 -------------
              Booth                       817,488
              Columbia                    570,953
              Goad                         26,559


                                 ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF ICT

    ICT represents and warrants to B/G and each of the Partners as follows:

    Section 2.1  Organization Etc.
                 ----------------
          (a) ICT and each of its Subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corpo rate power and authority to own, lease and operate the assets owned and leased by it and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on ICT and its Subsidiaries taken as a whole. As used in this Agreement, the term "Material Adverse Effect" with respect to an entity (or group of entities taken as a whole) means such event, change or effect which is materially adverse to the business, properties, assets, liabilities, results of operations or financial condition of such entity (or group of entities taken as a whole). ICT and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on ICT and its Subsidiaries taken as a whole. For purposes of this Agreement, the term "Subsidiary" when used with respect to any party, means any entity of which such party (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
          (b) ICT has heretofore made available to B/G a complete and correct copy of the charter and by-laws or comparable organizational documents, each as amended to date, of ICT and each of its Subsidiaries. Such charters, by-laws and comparable organizational documents are in full force and effect. Neither ICT nor any of its Subsidiaries is in violation of any provision of its charter, by-laws or comparable organizational documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on ICT or its Subsidiaries taken as a whole.

          Section 2.2  Capitalization.  As of the date of this Agreement, the
                       --------------
authorized capital stock of ICT consists of 100,000,000 shares of ICT Common Stock, of which 30,591,800 shares are issued and outstanding and 21,902,851 shares are reserved for issuance upon exercise of options or warrants or conversion of convertible securities, and 2,500,000 shares of preferred stock, $.01 par value, of which no shares are issued and outstanding.

          All the outstanding shares of ICT's capital stock are, and the Issued Shares will be, when issued and paid for in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights of third parties in respect thereto. Except for the 21,902,851 shares of ICT capital stock issuable as referenced above, there are no existing options, warrants, calls, subscriptions or other rights or other agreements or binding commitments of any character relating to the issued or unissued capital stock of ICT or any of its Subsidiaries obligating ICT or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interests in, ICT or any of its Subsidiaries or securities convertible into or exchange able for such shares or equity interests or obligating ICT or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. As of the date of this Agreement, there are no outstanding contractual obligations of ICT or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of ICT or any of its Subsidiaries. Each of the outstanding shares of capital stock of each of ICT's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and such shares owned by ICT are owned free and clear of any lien, claim, option, charge, security interest, limitation on voting rights and encumbrance of any kind, except as set forth on Schedule
2.2 hereto or as would not have a Material Adverse Effect on ICT and its Subsidiaries taken as a whole.

          Section 2.3  Authority.  ICT has the requisite corporate power and
                       ---------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by ICT and the consummation by ICT of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ICT and no other corporate proceedings on the part of ICT are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ICT and, assuming this Agreement constitutes a valid and binding obligation of B/G, constitutes a valid and binding obligation of ICT, enforceable against ICT in accordance with its terms.

    Section 2.4  Consents and Approvals; No Violations.
                 ----------------------  -------------

          (a) Except for filings, permits, authorizations, notices, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or state securities or blue sky laws, neither the execution, delivery or performance of this Agreement by ICT nor the consummation by ICT of the transactions contemplated hereby and compliance by ICT with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws or comparable organizational documents of ICT or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not prevent or delay consummation of the transactions contemplated by this Agreement in any material respect and would not, individually or in the aggregate, have a Material Adverse Effect on ICT and its Subsidiaries taken as a whole), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any lien or other encumbrance on any property or asset of ICT or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ICT or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ICT or any of its Subsidiaries or by which any property or asset of ICT or any of its Subsidiaries is bound or affected, except, in the case of clauses (iii) and
(iv), for violations, breaches, defaults or other occurrences which would not prevent or delay consummation of this Agreement or the transactions contemplated hereby in any material respect and would not, individually or in the aggregate, have a Material Adverse Effect on ICT and its Subsidiaries taken as a whole.

          (b) Except as disclosed in the ICT SEC Documents (as defined in Section 2.5), neither ICT nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to ICT or any of its Subsidiaries or by which any of them or any of their properties or assets may be bound or (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ICT or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, except for any such conflicts, defaults or violations which have not had and are not likely to have a Material Adverse Effect on ICT and its Subsidiaries taken as a whole.

          Section 2.5  SEC Reports and Financial Statements.  ICT has filed with
                       ------------------------------------
the Securities and Exchange Commission (the "SEC"), and has heretofore made available to B/G true and complete copies of all forms, reports and documents required to be filed by it since January 1, 1996, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "ICT SEC Documents"). The ICT SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be.
The financial statements of ICT included in the ICT SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted on ICT's Form 10-Q as filed with the SEC under the Exchange Act) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments which will not be material in amount or effect) the consolidated financial position of ICT and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as reflected, reserved against or otherwise disclosed in the financial statements of ICT included in the ICT SEC Documents, neither ICT nor any of its Subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) material to ICT and its Subsidiaries taken as a whole that would be required to be reflected on, or reserved against in, a balance sheet of ICT or the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied.

          Section 2.6  Absence of Certain Changes.  Except as disclosed in the
                       --------------------------
ICT SEC Documents, since December 31, 1995, ICT has conducted its business only in the ordinary course of such business and there has not been (a) any material adverse change in ICT and its Subsidiaries taken as a whole, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or (c) any material change in its accounting principles, practices or methods.

          Section 2.7  Litigation.  There is no suit, claim, action, proceeding
                       ----------
or investigation pending or, to the best knowledge of ICT, threatened, against ICT or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the ability of ICT to consummate the transactions contemplated by this Agreement. Neither ICT nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Material Adverse Effect on the ability of ICT to consummate the transactions contemplated by this Agreement.

          Section 2.8  Tax Free Reorganization Matters. ICT represents and
                       -------------------------------
warrants as follows:

          (a) ICT and ECE have each adopted a plan of reorganization as provided in the Code and any Treasury Regulations promulgated thereunder (the "Treasury Regulations") with respect to the intended qualification of the share exchange as a tax free reorganization within the meaning of Section 368(a)(1)(B) of the Code;
          (b) Immediately after the exchange contemplated by this Agreement, ICT will own shares of ECE's capital stock possessing at least eighty percent (80%) of the combined voting power of all the shares of capital stock of ECE entitled to vote and at least eighty percent (80%) of each class of shares of capital stock of ECE not entitled to vote;

          (c) The transactions described in this Agreement have a "bona fide business purpose" as defined in the Treasury Regulations.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF B/G

          B/G and each of the Partners, jointly and severally, represent and warrant to ICT as follows (excepting the representations set forth in Section
3.5 which are made severally and not jointly):

          Section 3.1  Organization.
                       ------------
          (a) B/G is a partnership duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect on B/G.
          (b) B/G has heretofore made available to ICT a complete and correct copy of its organizational documents, each as amended to date. Such organizational documents are in full force and effect. B/G is not in violation of any provision of its organizational documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on B/G.

          Section 3.2  ECE Shares; Interests in ECE.  The ECE Shares are owned
                       ----------------------------
by B/G free and clear of any lien, claim, option, charge, security interest, limitation on voting rights and encumbrance of any kind. The ECE Shares represent all of B/G and the Partners' interest in ECE. Neither B/G nor any of the Partners has outstanding any grant of an interest in ECE to any third party or is aware that at present any interest in ECE is held by any third party.

          Section 3.3  Authority.  B/G and each Partner have the requisite
                       ---------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by B/G and each Partner and the consummation by B/G and each Partner of the other transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of B/G and by all necessary corporate action on the part of Booth and Columbia and no other proceedings on the part of any of them are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          Section 3.4  Consents and Approvals; No Violations.  Neither the
                       -------------------------------------
execution, delivery or performance of this Agreement by B/G or the Partners nor the consummation by B/G or the Partners of the transactions contemplated hereby and compliance by B/G or any Partner with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective organizational documents of B/G or any Partner, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not prevent or delay consummation of the transactions contemplated by this Agreement in any material respect), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any lien or other encumbrance on any property or asset of B/G or such Partner pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which B/G or such Partner is a party or by which B/G or such Partner or any of B/G's or such Partner's properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to B/G or such Partner or by which any property or asset of B/G or such Partner is bound or affected, except, in the case of clauses (iii) and (iv), for violations, breaches, defaults or other occurrences which would not prevent or delay consummation of this Agreement or the transactions contemplated hereby in any material respect.

          Section 3.5  Investment Purpose.  Each of the Partners, will acquire
                       ------------------
the Issued Shares for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, except pursuant to an effective registration statement under the Securities Act and all applicable state securities laws or pursuant to an exemption from the Securities Act and all applicable state securities laws.

          Section 3.6  Litigation.  There is no suit, claim, action, proceeding
                       ----------
or investigation pending or, to the best knowledge of B/G or the Partners, threatened, against B/G or any Partner or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the ability of B/G or any Partner to consummate the transactions contemplated by this Agreement. None of B/G, its Subsidiaries or any Partner is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Material Adverse Effect on the ability of B/G or the Partners to consummate the transactions contemplated by this Agreement.

          Section 3.7  Tax Basis.  The ECE Shares owned by B/G have a tax basis
                       ---------
for federal income tax purposes of $5,832,324.


                                   ARTICLE IV

                                   COVENANTS

          Section 4.1  Legends.  The Certificates for the Issued Shares shall be
                       -------
endorsed with the following legend:

     The Shares represented by this Certificate are transferable only upon compliance with the provisions of the Share Exchange Agreement, dated as of August 30, 1996, among the Corporation B/G, Co., Booth American Company, Columbia Management, Inc. and Robert T. Goad. A copy of such Agreement is on file at the offices of the Corporation.

     The Shares represented by this Certificate have not been registered under the Securities Act of 1933. The Shares have been acquired for investment and may not be sold, transferred, pledged or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933, or an exemption from registration under said Act.

     Upon request of ICT and delivery to ICT of the legended Certificates, ICT will from time to time issue substitute Certificates representing Issued Shares which will not contain any portion of the above-legend which is not then applicable.

     Section 4.2  Restrictions on Sale.
                  --------------------
     (A) Notwithstanding anything to the contrary set forth herein, for a period of two years from the date of this Agreement (the "Lock-Up Period"), none of the Partners shall be permitted to sell, transfer, pledge or assign (a "transfer") any of the Issued Shares (including any securities of ICT issued or issuable by way of a dividend or stock split or in connection with or after a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise of ICT (such shares, the "Related Shares")) except as set forth in this Section 4.2 as follows:

          (a) at any time any of each Partner's Issued Shares may be transferred to any of the other Partners;

          (b) twenty-five percent (25.0%) of each Partner's Issued Shares may be transferred following the six month anniversary of the date hereof.
Furthermore, any Issued Shares transferred pursuant to this subsection (b) shall no longer be subject to the provisions of this Section 4.2 after any such transfer;

          (c) Columbia may pledge in a bona fide transaction any of its Issued Shares to European Cable Capital Partners, L.P., as collateral in connection with an outstanding Amended and Restated Promissory Note and Security Agreement dated as of June 27, 1996, or any replacement thereof, in substitution for ECE Shares and the partnership interest of Columbia in B/G which are being released as collateral simultaneously with the execution of this Agreement, and the pledgee thereof shall, subject to any restrictions under applicable law, be entitled to effect transfer of Issued Shares to itself, an affiliate or, with the consent of ICT, a third party in connection with any realization on such collateral, provided that the pledgee thereof or, if applicable, such affiliate or third party, shall sign an agreement, in form reasonably satisfactory to ICT, agreeing to the terms of the Lock-Up set forth in this Agreement; and

          (d) Booth may transfer up to 90,000 Issued Shares to Ralph H. Booth II at any time simultaneously with or after the execution of this Agreement, provided that Ralph H. Booth II shall sign an agreement, in form reasonably satisfactory to ICT, agreeing to the terms of the Lock-Up set forth in this Agreement.

All Issued Shares may be transferred without restriction after the Lock-Up Period has expired, subject to any restrictions under applicable law.

     (B) Notwithstanding anything in this Agreement to the contrary, all Issued Shares may be transferred without restriction in the event of an ICT Change of Control, subject to any restrictions under applicable law. An ICT Change of Control shall mean (i) the sale, lease or transfer of all or substantially all of the assets of ICT to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), (ii) the liquidation or dissolution of ICT, (iii) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of all classes of the voting stock of ICT and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, or (iv) during any period of six consecutive months, individuals who at the beginning of such period constituted ICT's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of ICT was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the ICT's Board of Directors then in office.

     "Permitted Designee" shall mean (i) a spouse or a child of a Permitted Holder, (ii) trusts for the benefit of a Permitted Holder or a spouse or a child of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iii) any person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such person.

     "Permitted Holders" shall mean George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

     Section 4.3  Registration Rights.  (a)  ICT shall use its best efforts to
                  -------------------
cause to become effective not later than 120 days after the date hereof, a registration statement on Form S-3 (or if such form is not available to ICT for any reason, such other form as ICT may use) (an "S-3 Registration Statement"), in compliance with the Securities Act with respect to, and shall take all other necessary and appropriate actions which can be taken by it in order to effect, the registration of the Issued Shares (including any Related Shares), and to maintain such registration for as long as any of the Issued Shares (including any Related Shares) is owned by any of the Partners.

     (b) So long as any of the them owns any Issued Shares, each of B/G and the Partners, as the case may be shall, in connection with any registration of ICT's securities, upon the written request of the underwriters managing any underwritten offering of ICT's securities, agree in writing not to effect any sale, disposition or distribution of any of the Issued Shares (including any Related Shares) (other than any such shares to be included in such registration) without the prior written consent of the underwriters, for a period of time specified by such underwriters not to exceed one hundred and eighty (180) days from the effective date of such registration.

     (c) In the case of each registration effected by ICT pursuant to this Agreement under the federal securities laws, ICT agrees to indemnify and hold harmless, to the full extent permitted by law, B/G or the Partners, as the case may be (each, a "Holder"), and such Holder's officers, directors, agents and employees against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the registration statement under which securities of ICT owned by such Holder were registered under the Securities Act, any prospectus or preliminary prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of, are based upon or are contained in any information furnished in writing to ICT by such Holder expressly for use therein or by the Holder's failure to deliver a copy of the applicable registration statement or final prospectus after ICT has furnished such Holder with a sufficient number of copies of the same.

          In connection with any registration statement in which a Holder is participating, such Holder shall furnish to ICT in writing such information and affidavits as ICT reasonably requests for use in connection with any registration statement or prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, ICT, its directors, officers, agents, employees against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the registration statement under which securities of ICT owned by such Holder are registered under the Securities Act, any prospectus or preliminary prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in or should have been contained in any information or affidavit so furnished in writing by such Holder to ICT specifically for inclusion in such registration statement or prospectus; provided that (i) such Holder will not be required to make any representations
--------
or warranties except those which relate solely to such Holder and his intended method of distribution and (ii) the liability of such Holder pursuant to this provision will be limited to liability arising from misstatements or omissions regarding such Holder and his intended method of distribution. In no event shall the liability of any Holder, hereunder be greater in an amount than the dollar amount of the proceeds received by such holder upon the sale of the securities of the Registrant giving rise to such indemnification obligation.

          If for any reason the indemnification provided for in the preceding paragraphs of this Section 4.3 is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated by the preceding paragraphs, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party in connection with the actions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to including any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No Holder shall be required to contribute in an amount greater than the dollar amount of proceeds received by such Holder with respect to the sale of securities of the Registrant held by such Holder.

     (d) In connection with the S-3 Registration Statement, ICT shall (i) furnish to a Holder such number of copies of the S-3 Registration Statement (including exhibits), each amendment and supplement thereto, all documents incorporated by reference therein, the prospectus included in the S-3 Registration Statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Issued Shares owned by such Holder; (ii) immediately notify such Holder, at any time when a prospectus relating to the ICT Common Stock to be sold is required to be delivered under the Securities Act, when it becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, as promptly as practicable thereafter, prepare in sufficient quantities (and make available to such Holder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares of ICT Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) use its best efforts to cause all such ICT Common Stock to be listed on a national securities exchange or designated for trading on Nasdaq to the same extent ICT's other outstanding common stock is so listed or designated.

     Section 4.4  Registration Expenses.  (a) All expenses incident to the
                  ---------------------
performance of or compliance with the registration provisions of this Agreement by ICT, including, without limitation, all registration and filing fees, National Association of Securities Dealers' fees, printing and engraving expenses, messenger and delivery expenses, and fees and disbursements of counsel for ICT and the independent certifies public accountants for ICT, and other persons retained by ICT (all such expenses being herein called "Registration Expenses"), will be borne by ICT and ICT will, in any event, pay its internal expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by ICT are then listed or designating the securities to be registered on Nasdaq if similar securities issued by ICT are then designated.

     Section 4.5  Management Agreement.  The Management Agreement between ECE
                  --------------------
Management Company, a partnership organized under the laws of Indiana ("Management"), and ECE shall be terminated as of the date hereof. ECE shall pay on a prorated basis to Management any management fees earned by Management to the date hereof, and any expenses reimbursable to Manager under the Management Agreement to the date hereof.

     Section 4.6  Covenant Not to Compete.  B/G and each of the Partners agree
                  -----------------------
that until the expiration of a period of two (2) years commencing on the date hereof, neither it nor any of its affiliates will engage, directly or indirectly, as a partner, co-venturer, stockholder, or other equity investor, in any venture, enterprise, consortium, corporation or organization which engages in, as one of its principal businesses, building, owning, or operating a telecommunications network in the Territory (as defined below) or providing telecommunications services in the Territory (a "Competing Business"), without the prior consent of ICT, provided, however, that nothing contained in this
                          --------  -------
Agreement shall prohibit any of them from (i) owning or investing in the stock or securities of any such Competing Business so long as such ownership or investment shall constitute less than five percent (5%) of the outstanding capital stock of any such Competing Business and so long as none of them is represented on the board of, or has an active role in the business activities of, or strategic planning for, such Competing Business; (ii) engaging in television and radio programming and broadcasting activities in the Territory; or (iii) directly or indirectly providing telecommunications (including telephony) services to or for facilities located in the Territory owned or operated by any one or more accounts served by any such Competing Business, so long as the provision by such Competing Business of such services to or for any such account in the Territory is incidental to the overall business relationship between the Competing Business and such account. As used in the preceding sentence, the provision of telecommunications services to an account by a Competing Business in the Territory shall be deemed incidental to the overall business relationship between the Competing Business and such account (A) if the Competing Business shall provide or contract to provide telecommunications services to such accounts both within and outside the Territory and (B) if (as represented by the account to the Competing Business) the total expenses incurred by the account (and its affiliates) to all providers for telecommunication services allocable to locations within the Territory during the period commencing one (1) year prior to the date on which the Competing Business first provided such service to the account in the Territory ("Base Year") constitute less than twenty percent (20%) of the total telecommunications expenses incurred by the account (and its affiliates) to all providers with respect to all facilities owned or operated by the account (and its affiliates) within the United Kingdom during the Base Year. However, if the account shall not provide to the Competing Business (after due inquiry by the Competing

Business) the information described in the preceding sentence, the provision of such service by a Competing Business in the Territory shall be deemed incidental to the overall business relationship between the Competing Business and such account (A) if the Competing Business shall provide or contract to provide telecommunications services to such accounts both within and outside the Territory and (B) if the Competing Business reasonably concludes in good faith, based on available information relating to facilities and operations of the account (and its affiliates) in the United Kingdom, that the estimated total expenses incurred by the account (and its affiliates) to all providers for telecommunication services allocable to locations within the Territory during the Base Year constitutes less than twenty percent (20%) of the total estimated telecommunications expense incurred by the account (and its affiliates) to all providers with respect to all facilities owned or operated by the account (and its affiliates) within the United Kingdom during the Base Year.

     Notwithstanding anything to the contrary contained in this Agreement, B/G and each of the Partners agree that until two (2) years from the date hereof, neither they nor any of their affiliates will provide, directly or indirectly, any support or services directly to any venture, enterprise, consortium, corporation or organization which are directly related to or in furtherance of the efforts of such venture, enterprise, consortium, corporation or organization to obtain a license to engage in a Competing Business within the Territory other than as permitted in any of (i) through (iii) above; provided that none of them shall be restricted from providing support or services (i) directly to any of the investors or participants in such ventures, enterprises, consortia, corporation or organizations for a purpose unrelated thereto or (ii) which are not directly related to or in furtherance of efforts to obtain such a license and not otherwise prohibited by the terms of this Agreement.

     The provisions of this Section 4.6 shall not be applicable from and after the date of liquidation, dissolution or termination of ECE or in the events of a change of control of ICT as defined in Section 4.2. "Territory" shall mean those portions of Luton/South Bedfordshire, Central Hertfordshire, North Bedfordshire and East Hertfordshire and Broxbourne where affiliates of ECE are licensed to provide telecommunications services as provided in the licenses issued by the United Kingdom's Department of Trade and Industry dated August 24, 1990, December 8, 1990, January 9, 1991 and January 11, 1991, respectively.

     Section 4.7  Non-Disclosure.  (a)  Each of B/G and the Partners shall (i)
                  --------------
take reasonable steps to prevent disclosure to unaffiliated third parties of any proprietary information relating to ICT, ECE or any of their business operations in the United Kingdom; (ii) use at least the same degree of care to avoid disclosure of such information as it uses with respect to its own proprietary information and (iii) disclose such information to its Affiliates, directors, officers, employees and agents only on a need to know basis.

     (b) Each of B/G and the Partners shall have no obligation with respect to information which (i) is already known to it at the time of disclosure; (ii) is, at the time of that disclosure, or comes thereafter, in the public domain other than pursuant to a breach by it; (iii) is rightfully received from a third party without a restriction on further disclosure and without breach of the provisions of this Section 4.7; (iv) is independently developed by it; or (v) is disclosed by ECE or ICT, as the case may be, without restriction.

     (c) Each of B/G and the Partners agrees that (i) confidential information shall remain the property of the disclosing party, and nothing herein shall be deemed as granting to B/G or the Partners any express or implied license under any patent, copyright or other statutory right of ICT or ECE; (ii) all information transmitted in written or tangible form shall be promptly returned to the disclosing party or destroyed upon written request at the option of the disclosing party; (iii) without the prior consent of ICT or ECE, as the case may be, neither B/G nor the Partners will disclose to any third party the fact that proprietary information has been made available to it; and (iv) without the prior consent of ICT, it shall not disclose to any third party any facts with respect to ECE or ICT except where such disclosure is required by law or by a governmental or administrative agency or body.

     Section 4.8  Contribution Agreement.  Upon the execution hereof, the
                  ----------------------
Contribution Agreement, dated as of October 19, 1993, by and among ICT, Booth and Columbia (including all amendments and modifications thereto) (the "Contribution Agreement") shall be terminated.

     Section 4.9  Mutual Releases.  (a) Except as to the matters referenced in
                  ---------------
the last sentence of Section 4.5 above, each of the Partners, B/G and Management hereby forever releases and discharges each of ECE and ICT, and all of its shareholders, employees, officers, directors, agents, affiliates, successors and assigns, from any claims or counterclaims he or it has or might assert, together with any and all obligations, liabilities, actions, causes of action, claims and demands whatsoever, whether known or unknown, whether suspected or unsuspected, whether or not founded in fact or in law and of and from any and all manner of suits, debts, dues, sums of money, accounts, bills, covenants, controversies, agreements, promises, damages, claims and demands whatsoever, in law or in equity, which any Partner, B/G or Management has or may have had or which any Partner, B/G, Management or their shareholders, employees, officers, directors, agents, affiliates, family members, heirs, successors and assigns hereafter can, shall or may have for any reason, cause or thing whatsoever related to the Contribution Agreement and the Management Agreement, the obligations thereunder, and any other matter involving the formation, management, or operation of ECE with respect to all periods prior to the date of this Agreement.

     (b) Each of ECE and ICT hereby forever releases and discharges each of the Partners, B/G and Management, and all of their shareholders, partners, employees, officers, directors, agents, affiliates, family members, heirs, successors and assigns, from any claims or counterclaims it has or might assert, together with any and all obligations, liabilities, actions, causes of action, claims and demands whatsoever, whether known or unknown, whether suspected or unsuspected, whether or not founded in fact or in law, and of and from any and all manner of suits, debts, dues, sums of money, accounts, bills, covenants, controversies, agreements, promises, damages, claims and demands whatsoever, in law or in equity, which ECE or ICT has or may have had or which ECE or ICT or its shareholders, employees, officers, directors, agents, affiliates, successors and assigns hereafter can, shall or may have for any reason, cause or thing whatsoever related to the Contribution Agreement and the Management Agreement, the obligations thereunder, and any other matter involving the formation, management, or operation of ECE with respect to all periods prior to the date of this Agreement.

     (c) Each of the Partners, B/G, Management, ECE and ICT does not admit any liability by reason of the mutual releases granted herein, but to the contrary denies any such liability.

     (d) Each of the parties hereto is executing this Agreement and granting the mutual releases set forth in this Section 4.9 upon the advice and with the consent of his or its counsel.

     Section 4.10  Further Assurances.  The parties hereto shall execute and
                   ------------------
deliver such further instruments of conveyance, transfer, assignment and other similar documents and shall take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

     Section 4.11  Tax Matter Covenants; Expenses.  (a) ICT agrees, to the
                   ------------------------------
extent contemplated for a tax-free reorganization under Section 368(a)(1)(B) of the Code, (i) to retain ownership of at least 51.0% of ECE's capital stock for a sufficient period of time, (ii) not to do anything which would result in a failure by ICT or ECE to meet the "continuity of interest" requirements with respect to the reorganization pursuant to the Treasury Regulations, (iii) to cause ECE to maintain the same line of business for a sufficient period of time and to comply with the "continuity of business enterprise" requirements with respect to the reorganization under the Treasury Regulations, (iv) to file all necessary or appropriate tax returns and other documents with the Internal Revenue Service (the "IRS"), (v) to maintain all necessary financial, accounting and other records with respect to the reorganization required under the Treasury Regulations, (vi) to take all other necessary or appropriate actions, and (vii) to cause ECE to take all such actions described in (i) through (vi) above; provided, however, that ICT may take any action(s) or cause ECE to take any action(s) listed in (i) through (vii) of this Section 4.11, if ICT obtains an opinion of its counsel that such action(s) should not adversely affect the status of the exchange of stock contemplated herein as a tax-free reorganization under Section 368(a)(1)(B) of the Code. B/G and each Partner agrees, so that the exchange of stock contemplated herein qualifies as a tax-free reorganization under Section 368(a)(1)(B) of the Code, (i) to file all necessary or appropriate tax returns and other documents with the IRS, (ii) to maintain all necessary accounting and financial records, and (iii) to take all other necessary or appropriate actions.

     (b) ICT, ECE, B/G and each Partner will pay their respective expenses, if any, incurred in connection with the exchange of stock contemplated herein.

     Section 4.12  Resignations.  Simultaneously herewith, B/G has caused Goad
                   ------------
and Ralph H. Booth II to deliver their resignations as a director and, as to Goad, as an officer, of ECE.

                                   ARTICLE V

                  OBLIGATIONS OF PARTIES AFTER THE DATE HEREOF

     Section 5.1  Survival.  The representations and warranties and covenants of
                  --------
the parties contained in this Agreement shall survive the execution and delivery of this Agreement.

     Section 5.2  Indemnification.
                  ---------------
     Subject to the other provisions of this Article V, from and after the date hereof:

     (a) ICT shall indemnify and hold harmless each of the Partners and B/G and its affiliates, and each of their affiliates' and their respective affiliates' directors, officers, employees, representatives and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Representatives") from and against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and amounts paid in settlement (collectively, "Damages") to the extent they are the result of any breach of any representation or warranty made by ICT under this Agreement.

     (b) Each of the Partners and B/G shall indemnify and hold harmless ICT and its Representatives from and against any Damages to the extent they arise out of and are the result of any breach of any representation or warranty made by B/G or the Partners under this Agreement. ICT and its Representatives, on the one hand, and B/G and the Partners and their Representatives, on the other hand, as the case may be, are referred to herein as the "Indemnified Parties."

     (c) None of ICT, B/G or the Partners, as the case may be, shall be obligated to indemnify a party pursuant to this Article V for any Damages pursuant to Sections 5.2(a) and 5.2(b) unless ICT, B/G or a Partner, as the case may be, shall have received written notice of such Damages in the case of a breach of a representation and warranty, within two years from the date hereof; provided, however, in the event that an Indemnified Party (x) receives notice of
--------  -------
any matter which provides a reasonable basis for a claim to indemnification hereunder and within the applicable period provided in this Section 5.2(c) and
(y) provides notice to the Indemnifying Party (as defined hereinafter) of the receipt of such notice, then such Indemnified Party shall be entitled to indemnification with respect to such claim until its final resolution.

     Section 5.3  Claims.
                  ------
     (a) If an Indemnified Party intends to seek indemnification pursuant to this Article V, such Indemnified Party shall promptly notify ICT, B/G or the Partner, as the case may be (the "Indemnifying Party"), in writing of such claim describing such claim in reasonable detail; provided, however, that the failure to provide such
                            --------  -------
notice shall not affect the obligations of the Indemnifying Party unless it is actually prejudiced thereby, subject, however, to the time periods specified in
Section 5.1 hereof. In the event that such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the
                                           --------  -------
Indemnified Party may participate in such settlement or defense through counsel chosen by it; and provided, further, however, that the fees and expenses of such
                  --------  -------  -------
counsel shall be borne by the Indemnified Party. The decision by an Indemnifying Party to undertake the defense or settlement of such claim shall be conclusive evidence of its concurrence that any Indemnified Party involved in such claim is entitled to indemnification hereunder with respect to such claim. Notwithstanding anything in this Section 5.3(a) to the contrary, the Indemnifying Party may, without the consent of the Indemnified Party, settle or compromise any action or consent to the entry of any judgment which includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written release of the Indemnified Party from all liability in respect of such action, which release shall be reasonably satisfactory in form and substance to counsel for the Indemnified Party; provided, however, that the Indemnifying Party shall not, without the written
--------  -------
consent of the Indemnified Party, settle or compromise any action in any manner that, in the reasonable judgment of the Indemnified Party or its counsel, would materially and ad-
versely affect the Indemnified Party, other than as a result of money damages or other money payments. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. So long as the Indemnifying Party is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim; provided, however, that so long as the Indemnifying
                          --------  -------
Party is contesting such claim in good faith, any such settlement shall include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnifying Party of a duly executed written release of the Indemnifying Party from all liability in respect of such action; and provided, further,
                                                        --------  -------
however, that in such event it shall waive any right to indemnity therefor by
-------
the Indemnifying Party; and provided, further, however, that the Indemnified
                            --------  -------  -------
Party shall provide the Indemnifying Party reasonable advance notice of any proposed settlement or payment and shall not pay or settle any claim if the Indemnifying Party shall reasonably object.

     (b) The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to
Article V, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                                 ARTICLE VI

                                 MISCELLANEOUS

          Section 6.1  Amendment.  This Agreement may not be amended by the
                       ---------
parties hereto except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 6.2  Extension; Waiver.  At any time during the term of this
                       -----------------
Agreement or during the time any provision survives the date hereof as provided herein, the parties hereto, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

          Section 6.3  Notices.  All consents, notices and other communications
                       -------
hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or telephone numbers (or at such other address for a party as shall be specified by like notice):

                         (a)  if to ICT or ECE, to it c/o:

                         International CableTel Incorporated
                         110 East 59th Street
                         New York, New York 10022
                         Attention:  Richard J. Lubasch
                         Telecopy:  (212) 906-8497
                         with a copy to:

                         Skadden, Arps, Slate, Meagher
                          & Flom
                         919 Third Avenue
                         New York, N.Y.  10022
                         Attention:  Thomas H. Kennedy
                         Telecopy:  (212) 735-3637

                         and

                         (b)  if to B/G or a Partner, to it:

                         c/o Columbia Management, Inc.
                         845 West 116th Street
                         Carmel, IN  46032
                         Attention: Robert T. Goad
                         Telecopy: (317)575-9817

                         with a copy to:

                         Bose McKinney & Evans
                         2700 First Indiana Plaza
                         135 North Pennsylvania Street
                         Indianapolis, IN 46204
                         Attention:  Kendall C. Crook
                         Telecopy: (317)684-5173


                         and to:

                         Honigman, Miller, Schwartz & Cohn
                         2290 First National Building
                         Detroit, MI 48226
                         Attention:  David Foltyn
                         Telecopy: (313)962-0176


          Section 6.4  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 6.5  Entire Agreement; No Third Party Beneficiaries.  This
                       ----------------------------------------------
Agreement, including all Schedules hereto, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as expressly provided herein are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

          Section 6.6  Governing Law.  This Agreement shall be governed and
                       -------------
construed in accordance with the laws of the State of New York applicable to contracts made, executed, delivered and performed wholly within the State of New York, without regard to any applicable conflicts of law.

          Section 6.7  Specific Performance.  The parties hereto agree that if
                       --------------------
any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          Section 6.8  Assignment.  Neither this Agreement nor any of the
                       ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 6.9  Severability.  Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, or individuals, as appropriate as of the date first written above.

                         INTERNATIONAL CABLETEL INCORPORATED


                         By:_______________________________
                                 Name:
                                 Title:


                         B/G CO.


                         By:_______________________________
                                 Name:
                                 Title:


                         BOOTH AMERICAN COMPANY


                         By:_______________________________
                                 Name:
                                 Title:


                         COLUMBIA MANAGEMENT, INC.


                         By:_______________________________
                                 Name:
                                 Title:


                         _________________________________
                                 Robert T. Goad

          English Cable Enterprises, Inc. hereby acknowledges the provisions of Sections 4.5 and 4.9:

                         ENGLISH CABLE ENTERPRISES, INC.


                         By:________________________________________
                                 Name:
                                 Title:



          ECE Management Company hereby acknowledges and agrees to the provisions of Sections 4.5 and 4.9:


                         ECE MANAGEMENT COMPANY


                         By:_______________________________________
                                 Name:
                                 Title:


                         By:_______________________________
                                 Name:
                                 Title:

                                                                    Schedule 2.2


                         Encumbrances on Capital Stock
                         -----------------------------

                                    [None.]